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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 4, 1999


                              Compuware Corporation
             (Exact name of registrant as specified in this charter)


                                    Michigan
                 (State or Other Jurisdiction of Incorporation)


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
        00-20900                                        38-2007430
(Commission File Number)                 (I.R.S. Employer Identification Number)
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        31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564
               (Address of principal executive offices) (Zip Code)


                                 (248) 737-7300
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 4, 1999, COMP Acquisition Co. ("Acquisition Sub"), a wholly owned subsidiary of Compuware Corporation ("Compuware"), purchased, at $24 per share, 14,401,167 shares of Common Stock of Data Processing Resources Corporation ("DPRC"), constituting approximately 97.5% of DPRC's outstanding shares of Common Stock, that had been tendered in response to Acquisition Sub's tender offer for all the outstanding shares of DPRC's Common Stock. The tender offer was made pursuant to an Agreement and Plan of Merger dated as of June 23, 1999 among Compuware, Acquisition Sub and DPRC (the "Agreement").

     In accordance with the Agreement, on August 4, 1999, the six persons who were directors of DPRC immediately before the purchase resigned and were replaced as directors by three persons who are also officers of Compuware: Eliot Stark, Thomas Costello and Phyllis Recca. On the same date, the board of directors of Acquisition Sub adopted a resolution that Acquisition Sub merge with and into DPRC in a short form merger pursuant to which (i) DPRC will become a wholly owned subsidiary of Compuware, (ii) all the shares of DPRC outstanding immediately before the merger that are not then owned by Acquisition Sub (or Compuware or any other direct or indirect Compuware subsidiary) will be cancelled and automatically converted into the right to receive from DPRC $24 per share, without interest and subject to reduction for any applicable federal back-up withholding taxes or any other applicable withholding or transfer taxes, except for any shares as to which dissenters' rights are available and are exercised, (iii) such outstanding shares of DPRC capital stock that are then owned by Acquisition Sub (or Compuware or any other direct or indirect Compuware subsidiary) will be automatically cancelled and retired and (iv) each outstanding share of Acquisition Sub will be automatically converted into a share of DPRC Common Stock. The board of directors of DPRC also approved the short form merger.

     The total amount of funds required by Acquisition Sub to purchase DPRC shares in the tender offer and to consummate the short form merger is approximately $354.6 million plus approximately $2.5 million to pay related fees and expenses. In addition, as indicated in Item 4 of Compuware's Schedule 14D-1 filed June 30, 1999 (SEC File No. 005-48251) as subsequently amended (the "Schedule 14D-1"), DPRC will be required to offer to purchase its 5 1/4% Convertible Subordinated Notes due 2005 (the "Notes") for the aggregate principal amount of $115 million plus interest.

     In purchasing DPRC shares on August 4, 1999, Acquisition Sub paid an aggregate purchase price of approximately $346 million. Compuware provided these funds to Acquisition Sub. Compuware entered into a Credit Agreement on August 3, 1999 among Compuware, Morgan Stanley Senior Funding, Inc., Comerica Bank and various other lenders. The Credit Agreement provides for a credit facility of up to $900 million to be used for the acquisition of DPRC and other corporate purposes. Compuware borrowed $300 million pursuant to the credit facility which it used (after paying fees and expenses related to the credit facility) to fund a portion of Acquisition Sub's purchase price for the DPRC shares. Compuware funded the balance of the purchase price out of its own cash reserves. As of March 31, 1999, Compuware had approximately $193 million in cash and cash equivalents and approximately $310 million in short term investments. Compuware anticipates that it will fund DPRC's payment of $24 per share pursuant to the short form merger


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(approximately $12 million in the aggregate, including related expenses) as well as DPRC's repurchase of the Notes (up to approximately $115 million plus any accrued interest) from its own cash reserves or with borrowings under the credit facility. Additional information regarding the credit facility is included in the Schedule 14D-1 and in exhibit 99.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)-(b) The financial statements required to be filed with this report are not available. Compuware will file the required financial statements as an amendment to this report as soon as practicable but not later than 60 days after August 19, 1999 (the date on which this report is required to be filed).

     The statement in Compuware's Current Report on Form 8-K dated June 23, 1999 to the effect that such financial statements will be filed within 60 days after the date of that report is hereby amended as set forth above.

     (c)  Exhibits.

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
          2.1     Agreement and Plan of Merger dated June 23, 1999 among Compuware,
                  Acquisition Sub and DPRC (incorporated by reference to exhibit
                  (c)(1) to the Schedule 14D-1)

          99.1    Press Release issued by Compuware dated July 29, 1999 (incorporated by reference to exhibit (a)(9) to the Schedule 14D-1)

          99.2    Credit Agreement dated as of August 3, 1999 among Compuware, various lenders, Comerica Bank, as Administrative Agent and Co-Arranger, and
                  Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication
                  Agent and Book Manager (incorporated by reference to exhibit (b)(2)
                  to the Schedule 14D-1)
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Dated: August 19, 1999                          Compuware Corporation


                                                By: /s/ THOMAS COSTELLO, JR.
                                                   -----------------------------
                                                   Thomas Costello, Jr.
                                                   Vice President,
                                                   General Counsel and Secretary


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                                  EXHIBIT INDEX


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
Exhibit No.                                   Description
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
  2.1             Agreement and Plan of Merger dated June 23, 1999 among Compuware,
                  Acquisition Sub and DPRC (incorporated by reference to exhibit
                  (c)(1) to the Schedule 14D-1)

  99.1            Press Release issued by Compuware dated July 29, 1999 (incorporated by reference to exhibit (a)(9) to the Schedule 14D-1)

  99.2            Credit Agreement dated as of August 3, 1999 among Compuware, various lenders, Comerica Bank, as Administrative Agent and Co-Arranger, and
                  Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication
                  Agent and Book Manager (incorporated by reference to exhibit (b)(2)
                  to the Schedule 14D-1)
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